                                                                    EXHIBIT 7.2
================================================================================




                                    WARRANT



                          Dated as of October 1, 1997






================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

SECTION 1.  Term; Exercise of Warrant......................................  1

SECTION 2.  Payment of Taxes...............................................  2

SECTION 3.  Exercise Price.................................................  2

SECTION 4.  Mutilated or Missing Warrant Certificates......................  2

SECTION 5.  Reservation of Warrant Shares..................................  2

SECTION 6.  Obtaining Stock Exchange Listings..............................  3

SECTION 7.  Adjustment of Exercise Price and Number of Warrant Shares
             Issuable......................................................  3
    (a)   Adjustment for Change in Capital Stock...........................  3
    (b)   Adjustment for Rights Issue......................................  4
    (c)   Adjustment for Other Distributions...............................  5
    (d)   Fair Market Value................................................  6
    (e)   When De Minimis Adjustment May Be Deferred.......................  7
    (f)   When No Adjustment Required......................................  7
    (g)   Reorganization of Company........................................  7
    (h)   Adjustment in Number of Shares of Common Stock...................  8
    (i)   Disputes; Fair Market Value Determination........................  9
    (j)   Form of Warrant..................................................  9

SECTION 8.  Fractional Interests...........................................  9

SECTION 9.  Notices to the Holder.......................................... 10

SECTION 10.  Notices to Company and the Holder
SECTION 11.  Supplements and Amendments.................................... 12

SECTION 12.  Successors and Assignment..................................... 12

SECTION 13.  Governing Law................................................. 12

SECTION 14.  Benefits of This Warrant...................................... 12

SECTION 15.  Counterparts.................................................. 12

THIS WARRANT AND THE SHARES OBTAINABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH WARRANT OR SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                         GUILFORD PHARMACEUTICALS INC.

                                    WARRANT

          This certifies that, for the sum of $5 million, the receipt of which is hereby acknowledged, Amgen Inc., or its registered permitted assigns (the "Holder") is entitled to subscribe for and purchase up to 700,000 shares
-------
(subject to adjustment as described herein) of fully paid and nonassessable Common Stock of Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), upon exercise of this Warrant and subject to the provisions and upon
--------
the terms and conditions hereinafter set forth.

          SECTION 1.  Term; Exercise of Warrant.  Subject to the terms of this
                      -------------------------
Warrant, the Holder shall have the right, which may be exercised commencing at the opening of business on October 2, 1997 and until 5:00 p.m., Maryland time on October 1, 2002, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrant and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares; provided, however, that such Warrant shall be exercised in minimum increments of 100,000 shares or as proportionately adjusted for any stock splits or stock dividends or the like. If not exercised prior to 5:00 p.m., Maryland time on October 1, 2002, this Warrant shall become void and all rights thereunder and all rights in respect thereof shall cease as of such time.

          This Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section
                                                                         -------
10 hereof) this Warrant with the form of election to purchase duly filled in and
--
signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the Exercise Price (as defined in Section 3), subject to adjustment pursuant to Section 7, for the
               ---------                                     ---------
number of Warrant Shares in respect of which the Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

          Subject to the provisions of Section 2 hereof, upon such surrender of
                                       ---------
this Warrant and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant together with cash as provided in Section 8; provided,
                                               ---------
however, that if any reclassification, consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (j) of Section 7 hereof, or a tender offer or an exchange offer for shares of Common
   ---------
Stock of the Company shall be made, upon such surrender of Warrant and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrant in the manner described in this sentence together with cash as provided in Section 8. Such certificate or certificates shall be deemed to have been
   ---------
issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price.

          The Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part (in minimum increments of 100,000 shares) and, in the event that the Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrant, a new Warrant will be issued and delivered pursuant to the provisions of this Section.

          All Warrants surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Warrant and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

          SECTION 2.  Payment of Taxes.  The Company will pay all documentary
                      ----------------
stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants.

          SECTION 3.  Exercise Price.  The purchase price for each share of
                      --------------
Common Stock deliverable upon exercise of this Warrant (the "Exercise Price") is
                                                             --------------
$35.15 per share, subject to adjustment as described in Section 7 herein.
                                                        ---------

          SECTION 4.  Mutilated or Missing Warrant Certificates.  In case the
                      -----------------------------------------
Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, also reasonably satisfactory to it.

          SECTION 5.  Reservation of Warrant Shares.  The Company will at all
                      -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of the outstanding Warrant.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the
      --------------
Company's capital
stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9
                                                                     ---------
hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 7 hereof to reduce the Exercise Price below the then par value (if any)
---------
of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all documentary stamp taxes, and liens, charges and security interests with respect to the issue thereof.

          SECTION 6.  Obtaining Stock Exchange Listings.  The Company will from
                      ---------------------------------
time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges and automated quotation systems within the United States of America, if any, on which other shares of Common Stock are then listed.

          SECTION 7.  Adjustment of Exercise Price and Number of Warrant Shares
                      ---------------------------------------------------------
Issuable.  The Exercise Price and the number of Warrant Shares issuable upon the
--------
exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. For purposes of this
                                            ---------
Section 7, "Common Stock" means shares now or hereafter authorized of any class
---------   ------------
of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

     (a) Adjustment for Change in Capital Stock.
         --------------------------------------

          If the Company: (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; or (iii) combines its outstanding shares of Common Stock into a smaller number of shares; then the Exercise Price in effect immediately prior to such action shall then be adjusted in accordance with the formula:

                                          O
                                   E'=E x -
                                          A

Where:

     E' = the adjusted Exercise Price

     E =  the current Exercise Price

     O =  the number of shares of Common Stock outstanding prior to such action

     A = the number of shares of Common Stock outstanding immediately after such action


          In the case of a dividend or distribution the adjustment shall become effective immediately after the payment date for such dividend or distribution, or the effective date of such other corporate action including, but not limited to, a subdivision or combination.

          If after an adjustment the Holder upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise, and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 7.
                                                       ---------

          Such adjustment shall be made successively whenever any event listed above shall occur.

     (b)  Adjustment for Rights Issue.
          ---------------------------

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined in Section 7(d)) per share on such record
                                          ------------
date relating to such distribution, the Exercise Price shall be adjusted in accordance with the formula:

                                      N x P
                                  O + ------
                                        M
                                E'=E x -----
                                       O + N
where:

  E' =    the adjusted Exercise Price.

  E  =    the current Exercise Price.

  O  =    the number of shares of Common Stock outstanding on the record date.

  N  =    the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

  P  =    the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

  M  =    the Fair Market Value per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          Notwithstanding the foregoing, if the Company distributes or issues rights to all holders of its Common Stock pursuant to a shareholder rights plan, then no adjustment shall be made pursuant to this Section 7(b) upon such
                                                  ------------
distribution or issuance if, upon exercise of the Warrant, the Holder receives the same type and number of unexpired rights it would have received (as adjusted for any event described in Sections 7(a) or (g) had it exercised the Warrant,
                           --------------------
and been a holder of the shares of Common Stock issuable upon exercise thereof, prior to the record date for such distribution or issuance.

     (c) Adjustment for Other Distributions.
         ----------------------------------

          If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to securities and cash), debt securities, capital stock, or any rights or warrants to purchase assets, debt securities, capital stock, or other securities, the Exercise Price shall be adjusted in accordance with the formula:

                                     M - F
                            E' = E x -----
                                       M
where:

  E' =    the adjusted Exercise Price.

  E  =    the current Exercise Price.

  M  =    the Fair Market Value per share of Common Stock on the record date mentioned below.

  F  =    the Fair Market Value on the record date of the assets, debt securities, capital stock or rights or warrants applicable to one share of Common Stock.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection does not apply to (i) dividends, distributions, combinations or issuances referred to in subsection (a) of this Section 7, or
                                                                ---------
(ii) rights, options or warrants referred to in subsection (b) of this Section
                                                                       -------
7.

     (d)  Fair Market Value.
          -----------------

          "Fair Market Value" per share of Common Stock or any other security
           -----------------
(herein collectively referred to as a "Security") or for any other asset at any
                                       --------
date shall be:

          (1) if the Security is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the average of the daily Market Prices
                       ------------
for each business day during the period commencing 30 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily Market Prices for all of the business days before such date for which daily Market Prices are available. If the Market Price is not determinable for at least 15 business days in such period, the Fair Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act; or

          (2) if the asset or Security is not registered under the Exchange Act,
(i) the value of the asset or Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the asset or Security determined pursuant to the procedures set forth in Section 7(i).
                                                   ------------

          The "Market Price" for any Security on any business day means:  (i) if
               ------------
such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (iii) if neither clause (i) nor (ii) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the Market Price shall not be determinable for such business day.

     (e) When De Minimis Adjustment May Be Deferred.
         ------------------------------------------

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section shall be made to the nearest cent or to the nearest 1/20th of a share, as the case may be.

     (f)  When No Adjustment Required.
          ---------------------------

          No adjustment shall be made for a transaction referred to in subsections (a), (b) or (c) of this Section 7 if Holder is to participate in the
                                    ---------
transaction on a basis and with notice that is fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment shall be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment shall be made for a change in the par value of the Common Stock.

          To the extent this Warrant becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (g)  Reorganization of Company.
          -------------------------

          If any reclassification of the Common Stock of the Company or any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of the Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reclassification, consolidation, merger, sale or lease with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such reclassification, consolidation, merger, sale or lease, unless prior to or as soon as practicable following the consummation thereof the successor corporation (if other than the Company) resulting from such reclassification, consolidation or merger or the corporation purchasing or leasing such assets shall assume by a supplemental Warrant, executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

          If the issuer of securities deliverable upon exercise of the supplemental Warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant.

          If this subsection (g) applies, subsections (a), (b) and (c) of this
Section 7 do not apply.
---------

     (h) Adjustment in Number of Shares of Common Stock.
         ----------------------------------------------

          Upon each adjustment of the Exercise Price pursuant to this Section 7,
                                                                      ---------
the Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest 1/20th of a share) obtained from the following formula:

                                       E
                              N' = N x -
                                       E'
where:

  N' = the adjusted number of Warrant Shares issuable upon exercise of the Warrant by payment of the adjusted Exercise Price.

  N  =    the number of Warrant Shares previously issuable upon exercise of the
          Warrant by payment of the Exercise Price prior to adjustment.

   E' =   the adjusted Exercise Price.

   E  =   the Exercise Price prior to adjustment.

     (i) Disputes; Fair Market Value Determination.
         ------------------------------------------

          If a dispute shall at any time arise between the Company and the Holder with respect to any matters hereunder including adjustments to the number of shares of Common Stock, the Exercise Price, or a determination as to Fair Market Value provided for herein, such dispute shall be conclusively determined by either the Holder and the Company agreeing on a single independent investment bank of recognized national standing to resolve the dispute or, if the Holder and the Company cannot agree on a single investment bank after an additional seven days, each of the Holder and the Company shall appoint an independent investment bank of recognized national standing with appropriate experience involving companies comparable to the Company and the dispute shall be mutually resolved by the two investment banks. If the two investment banks are not able to reach agreement within 20 days, then they shall within five days appoint a third independent investment bank of recognized national standing with appropriate experience involving companies comparable to the Company and the dispute shall be definitively resolved by such third investment bank within 20 days. Each party shall pay the costs, fees and expenses of its respective investment bankers and the parties shall split the costs of the third investment bank.

     (j)  Form of Warrant.
          ---------------

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable.

          SECTION 8.  Fractional Interests.  The Company shall not be required
                      --------------------
to issue fractional Warrant Shares on the exercise of the Warrant. The number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise
                                         ---------
of Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 9.  Notices to the Holder.  Upon any adjustment of the
                      ---------------------
Exercise Price pursuant to Section 7, the Company shall promptly thereafter (i)
                           ---------
cause to be filed with the Secretary of the Company a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of this Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to the Holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 9.
                         ---------

          In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends or distributions payable in shares of Common Stock); or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of all or substantially all of the properties and assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b) or (c) of
     Section 7 and if the Company does not arrange for the Holder to participate
     ---------
     pursuant to subsection (f) of Section 7, or if the Company takes any action
                                   ---------
     that would require a supplemental Warrant pursuant to subsection (g) of
     Section 7;
     ---------

then the Company shall cause to be given to the Holder, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up; provided, however, that the Holder shall not be entitled to receive notice prior to any public announcement thereof by the Company. The failure to give the notice required by this Section 9 or any defect therein shall not affect the
                            ---------
legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 10.  Notices to Company and the Holder.  Unless otherwise
                       ---------------------------------
provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission (with receipt confirmed), or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

     If to the Company:

               Guilford Pharmaceuticals Inc.
               6611 Tributary Street
               Baltimore, Maryland 21224
               Attn: Corporate Secretary
               Telecopy No.: (410) 631-6899

     With a copy to:

               Hogan & Hartson, L.L.P.
               111 South Calvert Street, 16th Floor
               Baltimore, Maryland  21202
               Attn:  Michael Silver, Esq.
               Telecopy No.: (410) 539-6981

     If to the Holder:

               Amgen Inc.
               Amgen Center
               1840 DeHavilland Drive
               Thousand Oaks, California 91320-1789
               Attn: Corporate Secretary
               Telecopy No.: (805) 499-8011

     With a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California 90071
               Attn: Gary Olson, Esq.
               Telecopy No.: (213) 891-8763

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          SECTION 11.  Supplements and Amendments.  The Company may not
                       --------------------------
supplement or amend this Warrant without the prior written approval of the Holder.

          SECTION 12.  Successors and Assignment.  All the covenants and
                       -------------------------
provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder. This Warrant is not assignable or transferable by the Holder except in increments of 100,000 Warrant Shares or by operation of law.

          SECTION 13.  Governing Law.  This Warrant shall be deemed to be a
                       -------------
contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State, excluding choice of law provisions.

          SECTION 14.  Benefits of This Warrant.  Nothing in this Warrant shall
                       ------------------------
be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

          SECTION 15.  Counterparts.  This Warrant may be executed in any number
                       ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page To Follow]

Date:  October 1, 1997              GUILFORD PHARMACEUTICALS INC.



                                    By: /s/ Craig R. Smith, M.D.
                                        _____________________________________
                                        Name: Craig R. Smith, M.D.
                                        Title:  President and Chief Executive
                                                Officer
------------------------------------
Seal



Attest:  __________________________



                                    RECEIVED BY:

                                    AMGEN INC.



                                    By: /s/ George A. Vandeman
                                        _____________________________________
                                        Name:  George A. Vandeman
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
------------------------------------
Seal



Attest:  __________________________

                         [Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive _________ shares of Common Stock and herewith tenders payment for such shares to the order of GUILFORD PHARMACEUTICALS INC. in the amount of $_____ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________________________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is _________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant be delivered to _________________, whose address is __________________.

          The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

          The undersigned is an "accredited investor" as defined in Securities and Exchange Commission Rule 501(a) pursuant to the Securities Act of 1933, as amended.


                                    Signature:
                                               ---------------------------------


Date:
      _________________


                      Signature Guaranteed:
                                            ------------------------------------